                                                                    EXHIBIT 4.15

                                                                  EXECUTION COPY

                             SECOND AMENDMENT TO THE
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         SECOND AMENDMENT, dated as of March 25, 2003 (the "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of December 20, 2001 (as amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement"), among INTERNATIONAL WIRE GROUP, INC., a Delaware corporation, and its domestic Subsidiaries (collectively, the "Borrowers"), INTERNATIONAL WIRE HOLDING COMPANY, a Delaware corporation ("Holdings"), the several banks and other financial institutions from time to time parties thereto (the "Lenders") and JPMORGAN CHASE BANK, a New York banking corporation, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent").

                                   WITNESSETH:


         WHEREAS, the Borrowers, Holdings, the Lenders and the Administrative Agent are parties to the Credit Agreement;

         WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders amend the Credit Agreement, as more fully described herein;

         WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders consent to amending the Guarantee and Collateral Agreement, as more fully described herein; and

         WHEREAS, the Administrative Agent and the Lenders are willing to agree to such amendment and consent, but only upon the terms and subject to the conditions set forth herein;

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

         2. Amendment to Subsection 1.1. (a) The definition of "Applicable Margin" contained in Subsection 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:


                  Alternate Base Rate Loans
                  2.50%




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                                                                               2


                  Eurodollar Rate Loans
                  3.50%

                  (b) Subsection 1.1 of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:.

                  "Second Amendment": the Second Amendment, dated as of March __ 2003, to this Agreement.

         3. Amendment to Subsection 8.1. (a) Subsection 8.1(a) of the Credit Agreement is hereby amended by deleting the portion of the table therein covering the period set forth below and inserting in lieu thereof the following table portion:

Calendar Quarter                 Interest Coverage Ratio
----------------                 -----------------------
2003        1st                       1.20 to 1.00
            2nd                       1.15 to 1.00
            3rd                       1.l5 to l.00
            4th                       1.15 to 1.00

2004        1st                       1.20 to 1.00



                  (b) Subsection 8.1(b) of the Credit Agreement is hereby amended by deleting the portion of the table therein covering the period set forth below and inserting in lieu thereof the following table portion:

Calendar Quarter                                        Amount
----------------                                        ------
2003          1st                                     46,000,000
              2nd                                     45,000,000
              3rd                                     45,000,000
              4th                                     45,000,000

2004          1st                                     46,000,000


                  (c) Subsection 8.1(c) of the Credit Agreement is hereby amended by deleting the portion of the table therein covering the period set forth below and inserting in lieu thereof the following table portion:

Fiscal Year                                      Ratio
-----------                                      -----
2003    1st                                  1.25 to 1.00




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                                                                               3




Fiscal Year                                     Ratio
-----------                                     -----
        2nd                                  1.25 to 1.00
        3rd                                  1:25 to 1.00
        4th                                  l.25 to 1.00

2004    1st                                  1.15 to 1.00


         4. Amendment to Subsection 8.2. Subsection 8.2 of the Credit Agreement is hereby amended by (a) deleting the amount $7,500,000 contained in subsection 8.2(b) and inserting in lieu thereof the amount $2,500,000 and (b) deleting the text of each of subsections 8.20(f) and 8.2(g) in its entirety and in each case inserting in lieu thereof [Reserved].

         5. Amendment to Subsection 8.3. Subsection 8.3(j) of the Credit Agreement is hereby amended by deleting the text in its entirety and inserting in lieu thereof [Reserved].

         6. Amendment to Subsection 8.6. Subsection 8.6(d) of the Credit Agreement is hereby amended by deleting the amount $10,000,000 contained therein and inserting in lieu thereof $5,000,000.

         7. Amendment to Subsection 8.7. Subsection 8.7(a)(i) of the Credit Agreement is hereby amended by deleting the amount $750,000 contained therein and inserting in lieu thereof $250,000.

         8. Amendment to Subsection 8.8. Subsection 8.8 of the Credit Agreement is hereby amended by (a) deleting the amount 19,000,000 set forth opposite fiscal year 2003 and inserting in lieu thereof 16,000,000 and (b) deleting in its entirety the proviso at die end thereof and inserting the following proviso in lieu thereof:

                  provided, however that aggregate expenditures made pursuant to this Section during the first quarter of fiscal year 2004 shall not exceed $4,000,000.

         9. Amendment to Subsection 8.9. Subsection 8.9 of the Credit Agreement is hereby amended by deleting the text of each of subsections 8.9(h), 8.9(k) and 8.9(n) in its entirety and in each case inserting in lieu thereof [Reserved].

         10. Amendment to Subsection 8.11 (b)(ii). Subsection 8.11(b)(ii) of the Credit Agreement is hereby amended by deleting ";" at the end thereof and inserting in lieu thereof the following:

                  , provided, that Consolidated EBITDA of the Company and its Subsidiaries after giving effect to such payment for any period of four consecutive calendar quarters ending at the end of the calendar quarter on which such fees and expenses are due and payable is equal to or greater than $52,000,000. In the event that such Consolidated EBITDA is equal to or greater than $52,000,000, the Company and its Subsidiaries shall only be entitled to make payment on that portion of such fees and expenses that would not reduce such Consolidated EBITDA below


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                                                                               4





$52,000,000 after giving effect to such payment. Any such fees and expenses not permitted to be paid as a result of the application of this Section shall accrue and shall be payable in cash in any succeeding quarter in which the Consolidated EBITDA of the Company and its Subsidiaries for the four consecutive calendar quarters ending at the end of the immediately preceding calendar quarter is equal to or greater than $52,000,000 after giving effect to such payment and any other payment due and payable under the monitoring and oversight agreement set forth on Schedule 8.11;

         11. Amendment to Subsection 8.18. Subsection 8.18(i)(F) of the Credit Agreement is hereby amended by deleting the amount $10,000,000 contained therein and inserting in lieu thereof $5,000,000.

         12. Amendment Fee. The Borrowers will pay to the Administrative Agent, for the account of each Lender which executes and returns this Second Amendment to the Administrative Agent on or prior to March 24, 2003, an amendment fee equal to 0.25% of the Revolving Credit Commitment of such Lender in effect on the Effective Date (as defined below), such fee to be payable on the Effective Date.

         13. Consent to Amend the Guarantee and Collateral Agreement. The Credit Parties and the Lenders hereby consent to the amending of the Guarantee and Collateral Agreement as follows:

                  Account numbers 550007911 and 323205348 with JPMorgan Chase Bank shall each be designated as a Collateral Proceeds Account in substitution of account number 323-381413 and rather than as a Collection Deposit Account and a Deposit Account, respectively, and all references to the Collateral Proceeds Account shall refer jointly to these accounts.

         14. Conditions to Effectiveness of this Amendment. This Amendment shall become effective upon the date (the "Effective Date") when the following conditions are satisfied:

                  (a) Amendment. The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of (i) the Borrowers, (ii) Holdings and (iii) the Required Lenders;

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the transactions contemplated herein;

                  (c) Representations and Warranties. Each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof; before and after giving effect to the effectiveness of this Amendment, as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date;

                  (d) Payment of Fees. The Borrowers shall have paid to the Administrative Agent all fees and expenses required to be paid on or before the Effective Date in connection with this Amendment.

         15. Continuing Effect of the Credit Agreement. (a) This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any further or future action on the part of the Credit Parties that would require an amendment, waiver or consent of the Lenders or Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect;

                  (b) The change provided for in this Amendment to the Applicable Margin shall be effective for the period commencing on the Effective Date and shall not affect any interest accruals prior thereto.

         16. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         17. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         18. Integration. This Amendment and the other Loan Documents represent the agreement of the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         19. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.




            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the pates hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  INTERNATIONAL WIRE GROUP, INC.


                                  By: /s/ DAVID M. SINDELAR
                                     ---------------------------------------
                                            Name:  David M. Sindelar
                                            Title: Chief Executive Officer


                                  INTERNATIONAL WIRE HOLDING COMPANY

                                  By: /s/ DAVID M. SINDELAR
                                     ---------------------------------------
                                            Name:  David M. Sindelar
                                            Title: Chief Executive Officer

                                  CAMDEN WIRE CO., INC.


                                  By: /s/ DAVID M. SINDELAR
                                     ---------------------------------------
                                            Name:  David M. Sindelar
                                            Title: Chief Executive Officer

                                  IWG RESOURCES, LLC


                                  By: /s/ DAVID M. SINDELAR
                                     ---------------------------------------
                                            Name:  David M. Sindelar
                                            Title: Chief Executive Officer

                                  INTERNATIONAL WIRE ROME OPERATIONS, INC.



                                  By: /s/ DAVID M. SINDELAR
                                     ---------------------------------------
                                            Name:  David M. Sindelar
                                            Title: Chief Executive Officer

                                  OWI CORPORATION



                                  By: /s/ DAVID M. SINDELAR
                                     ---------------------------------------
                                            Name:  David M. Sindelar
                                            Title: Chief Executive Officer


                                  OMEGA WIRE, INC.



                                  By: /s/ DAVID M. SINDELAR
                                     ---------------------------------------
                                            Name:  David M. Sindelar
                                            Title: Chief Executive Officer



                                  WIRE TECHNOLOGIES, INC.



                                  By: /s/ DAVID M. SINDELAR
                                     ---------------------------------------
                                            Name:  David M. Sindelar
                                            Title: Chief Executive Officer



                                  JP MORGAN CHASE BANK, as
                                     Administrative Agent and as a Lender,
                                     as Swing Line Lender and as Issuing Lender



                                  By: /s/ NEIL R. BOYLAN
                                     ---------------------------------------
                                            Name:  Neil R. Boylan
                                            Title: Managing Director

                                  THE CIT GROUP/BUSINESS CREDIT, INC.


                                  By:
                                     ---------------------------------------
                                           Name:
                                           Title:


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                                  CONGRESS FINANCIAL CORPORATION


                                  By:
                                     ---------------------------------------
                                           Name:
                                           Title:


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                                  IBJ WHITEHALL BUSINESS
                                  CREDIT CORPORATION


                                  By:
                                     ---------------------------------------
                                           Name:
                                           Title:

                                  LASALLE BUSINESS CREDIT, INC.

                                  By:
                                     ---------------------------------------
                                           Name:
                                           Title:

                                  ORIX FINANCIAL SERVICES, INC.


                                  By:
                                     ---------------------------------------
                                           Name:
                                           Title:

                                  TRANSAMERICA BUSINESS CAPITAL
                                    CORPORATION



                                  By:
                                     ---------------------------------------
                                           Name:
                                           Title: